Exhibit 10.43


                   CONFIDENTIALITY AND STANDSTILL AGREEMENT

        This Confidentiality and Standstill Agreement (the "Agreement"), dated as of June 1, 1994 (the "Effective Date"), is made by and between Capital Associates, Inc. (the "Company") and Richard Kazan ("Kazan").

                               RECITALS

        WHEREAS, Kazan desires to sell all of his shares of common stock of the Company (Kazan's "Shares") to MCC Financial Corporation ("MCC");

        WHEREAS, Kazan has agreed, in connection with the sale of his Shares, to resign his position as a director of the Company and any subsidiaries and affiliates of the Company of which he serves as a director;

        WHEREAS, Kazan previously served as an officer of the Company;

        WHEREAS, Kazan currently serves as a director of the Company and Capital Associates International, Inc.;

        WHEREAS, Kazan, by reason of his position as a director and formerly an officer of the Company and Capital Associates International, Inc., a wholly-owned subsidiary of the Company, is in possession of CAI Confidential Information (as defined below) of, about and/or concerning the Company;

        WHEREAS, Kazan has asked the Company to waive certain rights of the Company under that certain Stockholders' Agreement, dated as of October 27, 1982, as amended from time to time (the "Stockholders' Agreement"), in order to permit Kazan to complete the sale of his Shares to MCC; and

        WHEREAS, the Company is willing to execute that certain Amendment to Stockholders' Agreement, dated as of June 1, 1994, by and among the Company, Kazan, Gary Jacobs and Jack Durliat (the "Amendment"), which Amendment grants the waiver referenced in the immediately preceding WHEREAS clause provided that (1) Kazan agrees to insure the strictest confidentiality of the CAI Confidential Information as provided for herein, (2) Kazan agrees not to purchase, directly or indirectly, for a period of 48 months immediately following the closing of Kazan's sale of his Shares to MCC, (a) any stock of the Company (or any successor thereto), (b) any option, warrant or other right to acquire any stock of the Company (or any successor thereto), (c) any debt or equity instrument that is convertible into or exchangeable for stock of the Company (or any successor thereto) or (d) any other similar instrument or contract right that is the financial equivalent of any right described in
(a), (b) or (c) of this sentence (the rights described in (a), (b), (c) and (d) of this sentence are collectively referred to herein as "Stock").

        NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the parties hereto intending to be legally bound hereby, the parties to this Agreement agree as follows:

        1. The term "CAI Confidential Information" shall mean all non-public information concerning the Company, its subsidiaries and its affiliates that is in Kazan's possession by reason of his having been a director and officer of the Company and certain of its subsidiaries and affiliates, as well as a greater-than-20% shareholder of the Company, that Kazan knows, reasonably should know or has reason to know is confidential or proprietary to the Company.

        2. Kazan hereby agrees that he will neither disclose to, nor permit, any person or entity other than officers, directors, or agents of the Company, its affiliates or its subsidiaries, to view any CAI Confidential Information or its contents, nor will Kazan disclose any of the terms, conditions or facts relating to the sale of his Shares to MCC; provided, however, that the foregoing shall not prohibit Kazan from disclosing any CAI Confidential Information or any part thereof if such CAI Confidential Information is or becomes part of the public domain through no breach by Kazan of this Agreement. Notwithstanding anything in this Agreement to the contrary, Kazan shall not be liable for (a) any inadvertent or accidental disclosure of the CAI Confidential Information if Kazan has exercised the same degree of care as Kazan would take to preserve or safeguard his own confidential or proprietary information or (b) any disclosure of any CAI Confidential Information which (i) is within the public domain at the time of disclosure, (ii) is or becomes publicly available without breach of this Agreement by Kazan, (iii) is disclosed by Kazan with the written approval of the Company or (iv) is required to be disclosed by Kazan pursuant to court or government agency order.

        3. The restrictions, conditions, limitations and obligations imposed on Kazan under paragraph 2. of this Agreement shall be binding on and enforceable against Kazan for a period of twenty-four (24) months immediately following the closing of the sale of his Shares to MCC.

        4. Kazan hereby agrees that he will not purchase, or otherwise acquire, directly or indirectly, any Stock for a period of forty-eight (48) months immediately following the closing of the sale of his Shares to MCC.

        5. This Agreement may be executed in any number of separate counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement. Each of the parties hereto agrees to be bound by a facsimile copy of such party's signature on this Agreement to the same extent as if the facsimile were an original. Each of the parties hereto agrees to accept a facsimile copy of every other party's signature on this Agreement in lieu of a fully executed original hereof.

        6. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, without regard to the principles thereof regarding conflicts of laws.

        7. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of the remaining provisions of this Agreement.

        8. This Agreement constitutes and contains the entire agreement of the parties and supersedes any or all prior negotiations, correspondence, agreements and understandings between the parties respecting the subject matter hereof.

        9. Each party to this Agreement shall pay its own costs and expenses, including legal and accounting fees, incurred in connection with the negotiation of this Agreement and the consummation of the transactions provided for herein.

        10. This Agreement may be modified, amended or supplemented only by duly authorized and executed written agreements, signed by all of the parties hereto.

        11. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person, except the parties hereto, any rights or remedies hereunder.

        12. The parties hereto agree that the remedy at law is inadequate, and that any party hereto shall be entitled to specific performance in addition to any other remedy he/it may have, in the event of a breach of this Agreement. Each party hereto waives the defense that there is an adequate remedy at law in the event of an action for specific performance of any rights hereunder.

        13. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, upon receipt, or if mailed by registered or certified mail (return receipt requested), postage prepaid, on the fifth business day after mailing. Notice to any party hereto, if mailed, shall be to the following addresses (or to any other address that a party may designate by notice to the other parties hereto):

        If to Kazan:        Mr. Richard Kazan
                            705 Via LaCuesta
                            Palos Verdes Estates, CA 90274
                            Telecopy: (310) 375-4840

       If to the Company:   Capital Associates, Inc.
                            7175 West Jefferson Avenue
                            Suite 3000
                            Lakewood, CO 80235
                            Telecopy: (303) 980-7065

        With a copy to:     John L. Ruppert, Esq.
                            Ballard Spahr Andrews & Ingersoll
                            1225 17th Street, Suite 2300
                            Denver, CO 80202
                            Telecopy: (303) 296-3956

        14. In the event of a dispute between the parties arising out of this Agreement, it is further agreed that a court may award to the prevailing party in such dispute reasonable attorneys' fee in addition to costs of suit incurred by the prevailing party.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the Effective Date.

                         CAPITAL ASSOCIATES, INC.

                         By:  /s/Dennis Lacey
                              -------------------------
                              Dennis Lacey
                              Title:  CEO


                              /s/Richard Kazan
                              -------------------------
                              Richard Kazan